    As filed with the Securities and Exchange Commission on February 2, 1998
                                                 Registration No. 333-

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            AMERICAN EXPRESS COMPANY
             (Exact name of registrant as specified in its charter)

               New York                                13-4922250
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)             Identification Number)

                             World Financial Center
                                200 Vesey Street
                            New York, New York 10285
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Louise M. Parent
                  Executive Vice President and General Counsel
                            American Express Company
                             World Financial Center
                            New York, New York 10285
                                 (212) 640-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                      Proposed    Proposed maximum  Amount of
     Title of each class of          Amount to        maximum         aggregate     registration
   securities to be registered     be registered   offering price     offering         fee
                                                    per share(1)      price(1)
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Common Shares, par value $.60        4,398,568         $79.69      $350,521,883.92  $103,403.96
per Share
-----------------------------------------------------------------------------------------------

(1)Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The maximum price per share information is based on the average of the high and the low sales price of the Common Shares on the New York Stock Exchange on January 26, 1998.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                Subject to Completion
                                                               February 2, 1998
                            American Express Company
                         Common Shares, $0.60 Par Value
                                4,398,568 Shares

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

        All of the Common Shares, par value $0.60 per share, of American Express Company (the "Company"), offered hereby (the "Common Shares") are being sold by Nippon Life Insurance Company (the "Selling Shareholder"). The outstanding Common Shares of the Company are listed on the New York Stock Exchange (the "NYSE") under the symbol "AXP". On January 30, 1998, the last reported sale price of the Common Shares on the NYSE was $83.69 per share.

        The Company will not receive any of the proceeds from the sale of the Common Shares. Any or all of such Common Shares covered by this Prospectus may be sold, from time to time, by means of ordinary brokerage transactions or otherwise. See "Plan of Distribution."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The Selling Shareholder named herein, directly, through agents to be designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Shares from time to time in one or more transactions on the New York Stock Exchange or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Shares to be sold, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Shareholder other than underwriting discounts and commissions and transfer taxes, if any. Such expenses to be borne by the Company are estimated at $138,903.96.

        The Selling Shareholder and any broker-dealers, agents or underwriters that participate with the Selling Shareholder in the distribution of the Common Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the 1933 Act.

                The date of this Prospectus is      , 1998.

        No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company, the Selling Shareholder or any underwriter. This Prospectus relates solely to the Common Shares and it may not be used or relied on in connection with any other offer or sale of securities of the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, at the offices of the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, at the offices of the Chicago Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605, and at the offices of the Boston Stock Exchange, Inc., One Boston Place, Boston Massachusetts 02108. The Commission also maintains a Website on the internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

        The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the Common Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

        The Company was founded in 1850 as a joint stock association and was incorporated under the laws of the State of New York in 1965. Its principal executive offices are located at World Financial Center, 200 Vesey Street, New York, New York 10285 (telephone (212) 640-2000).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K/A (Amendment No. 1) dated June 26, 1997.

    (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

    (c) The Company's Current Reports on Form 8-K dated January 27, 1997, April 24, 1997 (as amended April 28, 1997), July 28, 1997,
          October 27, 1997 and January 26, 1998.

    (d) The description of the Company's Common Shares, contained in the Company's Registration Statement on Form 8-A dated November 13, 1984, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act after the date of this Prospectus prior to the termination of the offering shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. Stephen P. Norman, Secretary, American Express Company, World Financial Center, 200 Vesey Street, New York, New York 10285, (212) 640-2000.

                                   THE COMPANY

        Through its subsidiaries the Company is primarily engaged in the business of providing travel related services, financial advisory services and international banking services throughout the world.

        Travel related services are offered principally through American Express Travel Related Services Company, Inc. and its subsidiaries ("TRS") and include a variety of products and services, including the American Express(R) Card, the Optima(R) Card and other consumer lending products, the American Express(R) Travelers Cheque (the "Travelers Cheque") and other stored value products, business expense management products and services, tax preparation and bookkeeping services, corporate and consumer travel products and services, magazine publishing, and management and merchant transaction processing, point of sale and back office products and services. At December 31, 1997, there were
42.7 million Cards in force worldwide, and worldwide Card billed business for the year ended December 31, 1997 was $209.2 billion. U.S. consumer lending operations are conducted by American Express Centurion Bank, a wholly-owned subsidiary of TRS whose deposits are insured by the Federal Deposit Insurance Corporation. Travelers Cheque sales for the year ended December 31, 1997 were $25 billion.

        American Express Financial Corporation ("AEFC") and its subsidiaries are engaged in providing a variety of financial products and services to help individuals, businesses and institutions establish and achieve their financial goals. AEFC's products and services include financial planning and advice, insurance and annuities, a variety of investment products, including investment certificates, mutual funds and limited partnerships, investment advisory services, trust and employee plan administration services, personal auto and homeowner's insurance and retail securities brokerage services. At December 31, 1997, American Express Financial Advisors Inc. ("AEFA"), AEFC's principal marketing subsidiary, maintained a nationwide financial planning field force of 8,776 persons. At December 31, 1997, AEFA's assets owned and/or managed totaled approximately $173.4 billion.

        American Express Bank Ltd., together with its subsidiaries ("AEBL") offers products that meet the financial service needs of three client groups: corporations, financial institutions and affluent individuals. AEBL's five business lines are commercial, correspondent and private banking, personal financial services and global trading. AEBL does not do business in the United States except as an incident to its activities outside the United States.

                                 USE OF PROCEEDS

        The Company will not receive any of the proceeds of the Common Shares offered hereunder by the Selling Shareholder.

                               SELLING SHAREHOLDER

        The following table sets forth certain information regarding ownership of the Company's Common Shares by the Nippon Life Insurance Company, the Selling Shareholder. The Selling Shareholder beneficially owns in the aggregate 4,403,540 Common Shares, representing approximately 1% of the outstanding Common Shares. Because the Selling Shareholder may offer all or part of the Common Shares which it holds pursuant to the offering contemplated by this Prospectus and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of the Common Shares that will be held by the Selling Shareholder upon termination of this offering.

                             Number of Common Shares       Number of Common
Selling Shareholder             Beneficially Owned      Shares Offered Hereby
-------------------             ------------------      ---------------------

Nippon Life Insurance Company       4,403,540                  4,398,568

        In 1987, the Selling Shareholder purchased 13,000,000 shares of Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Shares") from Lehman Brothers Holdings Inc. ("Lehman"), formerly a subsidiary of the Company. In 1990, when the Company repurchased the outstanding shares of common stock of Lehman it did not already own, it granted the Selling Shareholder the right to exchange each Series A Share for 0.48 of a Common Share (or an aggregate of 6,240,000 Common Shares at an initial exchange price of $81.46 per share). In January 1997 the Company and the Selling Shareholder agreed that the exchange right would apply to Lehman's Cumulative Convertible Voting Preferred Stock, Series B ("Series B Shares"), a series of preferred stock which was issued by Lehman in exchange for the Series A Shares and which is substantially identical to the Series A Shares. In December 1997, the Selling Shareholder exchanged 9,163,683 Series B Shares for 4,398,568 Common Shares. In January 1998, the Company and the Selling Shareholder entered into an agreement to terminate the exchange rights applicable to the remaining Series B Shares and certain other rights and obligations of the parties under the agreements entered into in 1987 and 1990 in consideration for the payment by the Company to the Selling Shareholder of $15,050,000. These other rights and obligations included the Company's agreement to vote in favor of two nominees to Lehman's Board of Directors selected by the Selling Shareholder and the right of the Selling Shareholder to designate a representative to serve as an advisor to the Company's Board of Directors.

        The Selling Shareholder has certain registration rights with respect to the Common Shares of the Company received in the exchange, and exercised these rights with respect to the offering contemplated by this Prospectus. Under these registration rights, the Company is required to use its best efforts to keep the registration statement effective for 12 months or until all the registered Common Shares are sold, whichever comes first.

        In 1993, in connection with the sale of substantially all of the domestic retail brokerage business of Lehman (then known as Shearson Lehman Brothers Holdings Inc.) to Smith Barney, Harris Upham & Co. Incorporated ("Smith Barney"), Lehman received the right to future contingent payments based on the combined performance of the retail brokerage business sold and Smith Barney. In 1994, in connection with the Company's spin-off of Lehman, Lehman assigned portions of these participation rights to the Company and the Selling Shareholder. In connection with such assignment, the Company assumed the associated tax liability, and the Selling Shareholder agreed to reimburse the Company for the tax liability relating to the portion of the participation rights assigned to the Selling Shareholder. The total amount of such reimbursement (which is being paid in installments) for federal taxes is approximately $5,800,000. The amount of reimbursement, if any, that may be due for state taxes cannot be determined at this time.

        In 1990 the Company sold to the Selling Shareholder for $200,000,000 shares of the Company's $3.875 Convertible Exchangeable Preferred Shares. In May 1996, after receiving a redemption notice from the Company, the Selling Shareholder converted all of the preferred shares into 4,705,882 of the Company's Common Shares.

        American Express Asset Management Group Inc. ("AEAMG"), a subsidiary of the Company, is sub-advisor to an investment fund substantially all of the units of which are owned by the Selling Shareholder. AEAMG received approximately $1,200,000 in fees in connection with this fund in 1997. AEAMG may enter into similar relationships with the Selling Shareholder and its affiliates in the future.

        The Company may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Shareholder.

                              PLAN OF DISTRIBUTION

        The Company will not receive any of the proceeds from the sale by the Selling Shareholder of the Common Shares offered hereby. Any or all of the Common Shares may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

        The Common Shares offered hereby may be sold from time to time by the Selling Shareholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated prior to the sale. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

        The Selling Shareholder and any such underwriters, dealers or agents that participate in the distribution of the Common Shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Shareholder or by an agreement between the Selling Shareholder and underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Shares contemplated by this Prospectus may receive fees or commissions in connection therewith.

        At the time a particular offer of Common Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of Common Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Shares purchased from the Selling Shareholder, any discounts, commissions and other items constituting compensation from the Selling Shareholder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

        Under applicable rules and regulations under the Exchange Act, in connection with any distribution of the Common Shares, the Selling Shareholder may not, subject to certain exceptions, directly or indirectly, bid for, purchase or attempt to induce any other person to bid for or purchase the Common Shares during a period beginning one day prior to the determination of the offering price in connection with such distribution and ending when the distribution is completed.

        The Company has agreed to indemnify the Selling Shareholder and certain other persons against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL OPINIONS

        The validity of the Common Shares will be passed upon by Douglas H. Daniels, Esq., Group Counsel of the Company. Mr. Daniels owns Common Shares, options on Common Shares and participates in various employee benefit plans and programs of the Company.
                                     EXPERT

        The consolidated financial statements and schedules to financial statements of the Company included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited consolidated interim financial information for the nine month periods ended September 30, 1997 and 1996, incorporated by reference in the Prospectus and Registration Statement, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Section 7 and 11 of the Securities Act of 1933.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Distribution

        The expenses in connection with this Registration Statement are, subject to further contingencies, estimated to be as follows:

     SEC registration fee ...........................  $103,403.96
     Exchange listing fees...........................  $1,500
     Legal fees and expenses (1)(2)..................  $6,000
     Accounting fees and expenses (1)................  $30,000
     Miscellaneous (1)...............................  $3,000

         Total Expenses..............................  $143,903.96
     -------------------
     (1) Estimated
     (2) Of the total shown, $5,000 is being paid by the Selling Shareholder.

Item 15.   Indemnification of Directors and Officers

        Article VI of the Company's By-laws, as amended, provides as follows:

        Section 6.1 - The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the corporation and who is or was made or threatened to be made a party to, and may, in its discretion, indemnify, any person who is or was or has agreed to become a director or officer and is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving or has served or has agreed to serve in any capacity at the request of the corporation, by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, penalties, costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal thereof; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The benefits of this Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Section.

        Section 6.2 - The Board in its discretion may authorize the corporation to indemnify any person, other than a director or officer, for expenses incurred or other amounts paid in any civil or criminal action, suit or proceeding, to which such person was, or was threatened to be made a party by reason of the fact that he, his testator or intestate is or was an employee of the corporation.

        Section 6.3 - The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by the
Section 6.3, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

        Section 6.4 - The right to indemnification conferred by Section 6.1, and any indemnification extended under Section 6.3, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto.

        With certain limitations, a director or officer of a corporation organized under the New York Business Corporation Law is entitled to indemnification by the corporation against reasonable expenses, including attorneys fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or has threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. Specific court approval is required in some cases. The foregoing is subject to the detailed provisions of the New York Business Corporation Law.

        In addition, the Company has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Company cannot directly indemnify such directors or officers.

     For the undertaking with respect to indemnification, see Item 17 below.

Item 16.       Exhibits

4.1 Registrant's Restated Certificate of Incorporation, dated May 29, 1997, as amended to date (incorporated by reference to Exhibit
               4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-325251), filed with the Commission on July 31, 1997).

4.2 Registrant's By-laws, as amended to date (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended September 30, 1996).

5*             Opinion of Douglas H. Daniels, Esq. re legality.

15*            Letter re unaudited financial information.

23.1*          Consent of Ernst & Young LLP.

23.2* Consent of Douglas H.Daniels, Esq. (included in the opinion filed as Exhibit 5).

24*            Power of Attorney.

------------
*Filed herewith

Item 17.   Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       a. To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                       b. To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       c. To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of February, 1998.

                                           AMERICAN EXPRESS COMPANY
                                           By:    /s/ Stephen P. Norman
                                                  ---------------------
                                           Name:  Stephen P. Norman
                                           Title: Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                  Title

                                                Chairman of the Board, Chief
                *                               Executive Officer and Director
     ----------------------
           Harvey Golub

                                                President, Chief Operating
                *                               Officer and Director
     ----------------------
       Kenneth I. Chenault

                                                Vice Chairman and Chief
                *                                   Financial Officer
     ----------------------
        Richard K. Goeltz

                                                Senior Vice President and
                *                                   Comptroller
     ----------------------
         Daniel T. Henry

                *                               Director
     ----------------------
        Daniel F. Akerson

                *                               Director
     ----------------------
        Anne L. Armstrong

                *                               Director
     ----------------------
          Edwin L. Artzt

                *                               Director
     ----------------------
         William G. Bowen

                *                               Director
     ----------------------
      Charles W. Duncan Jr.

                *                               Director
     ----------------------
     Beverly Sills Greenough

                *                               Director
     ----------------------
         F. Ross Johnson


     ----------------------                     Director
       Vernon E. Jordan Jr.

                *                               Director
     ----------------------
           Jan Leschly

                *                               Director
     ----------------------
            Drew Lewis

                *                               Director
     ----------------------
           Aldo Papone


     ----------------------                     Director
         Frank P. Popoff


*By: /s/ Stephen P. Norman
    ----------------------
     Stephen P. Norman
    (as attorney-in-fact)
    (February 2, 1998)

                                  EXHIBIT INDEX

4.1 Registrant's Restated Certificate of Incorporation, dated May 29, 1997, as amended to date (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-325251), filed with the Commission on July 31, 1997).

4.2 Registrant's By-laws, as amended to date (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended September 30, 1996).

5*                Opinion of Douglas H. Daniels, Esq. re legality.

15*               Letter re unaudited financial information.

23.1*             Consent of Ernst & Young LLP.

23.2* Consent of Douglas H. Daniels, Esq. (included in the opinion filed as Exhibit 5).

24*               Power of Attorney.
------------
*Filed herewith.